UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2011

SAMSON OIL & GAS LIMITED
(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 36, Exchange Plaza, 2 The Esplanade Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  011 61 8 9220 9830

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2011, Samson Oil & Gas Limited (the “Company”) appointed Dr. DeAnn Craig to the Company’s Board of Directors (the “Board”) effective immediately.  With Dr. Craig’s appointment, the size of the Board, which had been reduced to three members by the June 30 retirement of former Chairman Neil McLachlan, is again four members, including three non-executive directors.  Dr. Craig is also an “independent director” under NYSE Amex rules and will serve on the Company’s Audit Committee.

Pursuant to the Company’s constitution, the Company’s shareholders will vote on whether to extend Dr. Craig’s service on the Board at their annual meeting in November 2011.  Neither Dr. Craig nor any related person has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.  Dr. Craig will be compensated in accordance with the Company’s general policies for compensation of non-executive directors.

ITEM 9.01.     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Samson Oil & Gas Limited dated July 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2011

SAMSON OIL & GAS LIMITED

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Samson Oil & Gas Limited dated July 11, 2011.